                  CH MEDICAL, INC.
                  AND SUBSIDIARIES

                                                  ------------------------------

                       CONSOLIDATED FINANCIAL STATEMENTS
                              OF CH MEDICAL, INC.
                            AND SUBSIDIARIES FOR THE
                           YEAR ENDED AUGUST 31, 1997
                            AND FOR THE THREE MONTHS
                            ENDED NOVEMBER 30, 1997

                       CH MEDICAL, INC. AND SUBSIDIARIES

                                    CONTENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...................................          3

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED AUGUST 31, 1997
  Statements of net assets...........................................................          4
  Statements of income...............................................................          5
  Statements of cash flows...........................................................          6
  Summary of accounting policies.....................................................        7-9
  Notes to financial statements......................................................      10-12

CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED NOVEMBER 30, 1997
  (UNAUDITED)
  Statement of net assets............................................................         13
  Statement of income................................................................         14
  Statement of cash flows............................................................         15
  Summary of accounting policies.....................................................      16-17
  Notes to financial statements......................................................      18-19

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholder and Directors
CH Medical, Inc. and Subsidiaries

    We have audited the accompanying consolidated statements of net assets of CH Medical, Inc. and Subsidiaries (the "Company") as of August 31, 1997 and 1996 and the related consolidated statements of income and cash flows for each of the three years in the period ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the net assets of CH Medical, Inc. and Subsidiaries at August 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1997 in conformity with generally accepted accounting principles.

                                             BDO Seidman, LLP

December 12, 1997
Dallas, Texas

                       CH MEDICAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF NET ASSETS

                                                                                              AUGUST 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
ASSETS

Current
  Cash and cash equivalents........................................................  $     307,080  $     297,473
  Accounts receivable--trade, net of allowance for doubtful accounts of $1,072,353
    and $1,373,268, in 1997 and 1996, respectively (Note 3)........................      7,149,520      5,471,764
  Accounts receivable--other.......................................................       --               91,876
  Inventories (Notes 1 and 3)......................................................      4,226,283      2,722,507
  Other............................................................................        200,427         81,515
  Intercompany income tax receivable due from CH Industries........................        576,637       --
                                                                                     -------------  -------------
Total current assets...............................................................     12,459,947      8,665,135
                                                                                     -------------  -------------
Accounts receivable--long-term.....................................................        859,660       --
Net property and equipment (Notes 2, 3 and 5)......................................      5,457,197      5,001,237
Other assets.......................................................................         62,446         58,765
                                                                                     -------------  -------------
                                                                                     $  18,839,250  $  13,725,137
                                                                                     -------------  -------------
                                                                                     -------------  -------------

LIABILITIES

Current
  Accounts payable.................................................................  $     983,434  $      95,279
  Accrued expenses.................................................................        685,343        446,825
  Income taxes payable.............................................................        117,000       --
  Current maturities of obligations under capital lease............................       --                6,118
  Dealer deposits..................................................................         25,470         25,470
  Revolving line of credit (Note 3)................................................      4,181,663      1,934,837
  Other liabilities................................................................        458,891          1,618
                                                                                     -------------  -------------
Total current liabilities..........................................................      6,451,801      2,510,147
                                                                                     -------------  -------------
Note payable to officer............................................................        285,315        399,337
Income taxes payable (Note 7)......................................................       --              499,911
Deferred income taxes (Note 7).....................................................        338,442        264,496
Other liabilities..................................................................        127,000       --
                                                                                     -------------  -------------
Total liabilities..................................................................      7,202,558      3,673,891
                                                                                     -------------  -------------
Commitments and contingencies (Note 6).............................................
                                                                                     -------------  -------------
Net assets.........................................................................  $  11,636,692  $  10,051,246
                                                                                     -------------  -------------
                                                                                     -------------  -------------

See accompanying summary of accounting policies, notes to consolidated financial statements
                       and independent auditors' report.

                       CH MEDICAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                 YEAR ENDED AUGUST 31,
                                                                      -------------------------------------------
                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
NET RENTAL AND SALES................................................  $  26,710,137     22,711,898  $  19,385,404
RENTAL EXPENSES AND COST OF GOODS SOLD..............................     11,599,013      8,344,227      8,043,952
                                                                      -------------  -------------  -------------
GROSS PROFIT........................................................     15,111,124     14,367,671     11,341,452
                                                                      -------------  -------------  -------------
OPERATING EXPENSES (NOTE 4):
  Selling expenses..................................................      4,005,107      3,857,026      2,514,278
  Depreciation......................................................      1,739,735      1,166,054        946,801
  General and administrative expenses including $348,708, $455,633
    and $401,729 to related parties (Note 5)........................      7,692,257      6,137,383      4,455,563
                                                                      -------------  -------------  -------------
TOTAL OPERATING EXPENSES............................................     13,437,099     11,160,463      7,916,642
                                                                      -------------  -------------  -------------
OPERATING INCOME....................................................      1,674,025      3,207,208      3,424,810
                                                                      -------------  -------------  -------------
OTHER INCOME (EXPENSE):
  Other income......................................................        442,898        526,738        125,814
  Interest..........................................................       (245,000)       (96,394)       (34,344)
  Litigation settlement.............................................       (250,000)      --             --
                                                                      -------------  -------------  -------------
TOTAL OTHER INCOME (EXPENSE)........................................        (52,102)       430,344         91,470
                                                                      -------------  -------------  -------------
INCOME BEFORE INCOME TAXES..........................................      1,621,923      3,637,552      3,516,280
INCOME TAXES (NOTE 7)...............................................        616,330      1,382,270      1,336,186
                                                                      -------------  -------------  -------------
NET INCOME..........................................................  $   1,005,593  $   2,255,282  $   2,180,094
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

See accompanying summary of accounting policies, notes to consolidated financial statements
                       and independent auditors' report.

                       CH MEDICAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED AUGUST 31,
                                                                       -------------------------------------------
                                                                           1997           1996           1995
                                                                       -------------  -------------  -------------
OPERATING ACTIVITIES:
  Net income.........................................................  $   1,005,593  $   2,255,282  $   2,180,094
  Adjustments to reconcile net income to cash provided by operating activities:
      Depreciation...................................................      1,739,735      1,166,054        946,801
      Loss on disposition of fixed assets............................       --                   58        893,824
      Deferred taxes.................................................         73,946        106,123        219,178
      Provision for bad debt.........................................        170,000      1,119,384       --
      Changes in operating assets and liabilities:
        Accounts receivable--trade...................................     (2,236,501)    (3,727,898)       207,512
        Accounts receivable--other...................................         91,876        (91,876)        87,148
        Inventories..................................................     (1,503,776)      (318,261)      (466,436)
        Other assets.................................................       (695,549)       128,767       (212,430)
        Accounts payable.............................................        888,155       (200,808)        80,689
        Accrued expenses.............................................        238,518       (242,215)       531,705
        Income taxes payable.........................................       (382,911)      (591,220)       169,183
        Other liabilities............................................        334,273        (13,366)         8,866
                                                                       -------------  -------------  -------------
Cash provided by (used in) operating activities......................       (276,641)      (409,446)     3,846,134
                                                                       -------------  -------------  -------------
CASH USED IN INVESTING ACTIVITIES--
  Capital expenditures...............................................     (1,840,438)    (2,144,190)    (2,226,921)
                                                                       -------------  -------------  -------------
FINANCING ACTIVITIES:
  Net borrowing (repayments) under note payable--officer.............       (114,022)       399,337       --
  Principal payments on obligations under capital lease..............         (6,118)       (48,870)       (86,092)
  Net borrowings (repayments) under revolving line of credit.........      2,246,826      1,769,873       (846,764)
                                                                       -------------  -------------  -------------
Cash provided by (used in) financing activities......................      2,126,686      2,120,340       (932,856)
                                                                       -------------  -------------  -------------
Net increase (decrease) in cash and cash equivalents.................          9,607       (433,296)       686,357
Cash and cash equivalents at beginning of year.......................        297,473        730,769         44,412
                                                                       -------------  -------------  -------------
Cash and cash equivalents at end of year.............................  $     307,080  $     297,473  $     730,769
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

See accompanying summary of accounting policies, notes to consolidated financial statements
                       and independent auditors' report.

                       CH MEDICAL, INC. AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    The statements of net assets, income and cash flows relate to the operations of CH Medical, Inc. and Subsidiaries (the "Company"). The Company is engaged in the manufacture, sale and rental of special care hospital beds and associated acute care air support therapy systems. These financial statements are prepared pursuant to a letter of intent between CH Industries and MEDIQ ("MEDIQ") Incorporated whereby the net operating assets of CH Medical, Inc. will be acquired by MEDIQ.

    During the period covered by the financial statements, the Company's operations were conducted as an integral part of CH Industries overall operations, and separate financial statements were not prepared for the Company. These financial statements have been prepared from CH Industries' historical accounting records. The financial statements also include various allocated costs and expenses as described herein, which are not necessarily indicative of the costs and expenses which would have resulted if the Company had been operated as a separate entity. In addition, the Company was allocated a portion of CH Industries line of credit and related interest based on the ratio of debt to certain assets. Therefore, the statements of net assets, income and cash flows may not be indicative of the financial position and the results of operation that would have resulted if the Company were operated on a stand alone basis. All of the allocations and estimates reflected in the financial statements are based on assumptions that management believes reasonable under the circumstances.

    Certain expenses, consisting primarily of costs related to certain employees, the shareholder and related parties of the Company, and other non-operating items have been excluded from the financial statements presented, as they are not indicative of the net operating assets and liabilities nor the operations to be acquired under the Letter of Intent.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of CH Medical, Inc. and the following wholly-owned subsidiaries:

    Cardio Systems International, Inc.

    Cardio Systems Manufacturing, Inc.

    Cardio Systems--Austin, Ltd.

    Cardio Systems--Dallas, Ltd.

    Cardio Systems--Atlanta, Inc.

    Cardio Systems--Chattanooga, Inc.

    Cardio Systems--Chicago, Inc.

    Cardio Systems--Fort Myers, Inc.

    Cardio Systems--Kansas City, Inc.

    Cardio Systems--Memphis, Inc.

    Cardio Systems--Miami, Inc.

    Cardio Systems--Oklahoma City, Inc.

    Cardio Systems--Sacramento, Inc.

    Cardio Systems--Tampa, Inc.

    Cardio Systems North America Dealer Corporation, Inc.

    Cardio Systems Operations, Inc.

    Cardio Systems Partners, Inc.

    Cardio Systems Sales, Inc.

    Cardio Systems of Texas--Austin, Inc.

    Cardio Systems of Texas--Dallas, Inc.

    SCD Industries, Inc.

    Special Care Delivery, Inc.

                       CH MEDICAL, INC. AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

    All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

    Service and rental revenue are recognized as services are rendered. Sales and other revenue are recognized when products are shipped.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of ninety days or less to be cash equivalents.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value). Costs include material, labor and manufacturing overhead costs. Inventory expected to be converted into equipment for short-term rental has been reclassified to property, plant and equipment.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Betterments which extend the useful life of the equipment are capitalized.

DEPRECIATION AND AMORTIZATION

    Depreciation on property, plant and equipment is calculated on the straight-line method over the estimated useful lives (thirty to forty years for the buildings and between three and ten years for most of the Company's other property and equipment) of the assets.

INCOME TAXES

    The Company recognizes certain transactions in different time periods for financial reporting and income tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The provision for deferred income taxes represents the change in deferred income tax accounts during the year.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LONG LIVED ASSETS

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," management reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. As part of the assessment,

                       CH MEDICAL, INC. AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

management analyzes the undiscounted cash flows for each product that has significant long-lived or intangible asset values associated with it. This analysis for the asset values as of August 31, 1997 indicated there was no impairment to these assets' carrying values.

NEW ACCOUNTING PRONOUNCEMENTS

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company has yet to determine the preferred format for presenting this information.

                       CH MEDICAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. INVENTORIES

    Inventories are summarized as follows:

                                                                                                AUGUST 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Raw materials.........................................................................  $    292,878  $    139,589
Work-in-process.......................................................................     2,835,748     2,252,633
Finished goods........................................................................     1,097,657       330,285
                                                                                        ------------  ------------
Total.................................................................................  $  4,226,283  $  2,722,507
                                                                                        ------------  ------------
                                                                                        ------------  ------------

2. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                                               AUGUST 31,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
Rental medical equipment............................................................  $  10,067,172  $   8,300,665
Machinery and equipment.............................................................        463,336        450,381
Office equipment....................................................................        505,206        230,419
Building and improvements...........................................................        216,933        174,790
Vehicles............................................................................         89,142         89,142
Land................................................................................          8,536          8,536
                                                                                      -------------  -------------
Total cost..........................................................................     11,350,325      9,253,933
Accumulated depreciation............................................................     (5,893,128)    (4,252,696)
                                                                                      -------------  -------------
Net property and equipment..........................................................  $   5,457,197  $   5,001,237
                                                                                      -------------  -------------
                                                                                      -------------  -------------

3. LINE OF CREDIT

    CH Industries has a $7,000,000 revolving line of credit with a bank which expires January 5, 1998. The interest rate is at the 30-day LIBOR rate plus 2.25 percent. The Company has been allocated a portion of the line of credit based on the ratio of debt to certain assets. At August 31, 1997, the Company's interest rate was 7.9375 percent. The outstanding borrowings are secured by CH Industries' accounts receivable, inventories (including those of the Company) and the guarantee of the parent's stockholder. Certain financial covenants exist related to CH Industries total debt ratio, tangible net worth, working capital, capital expenditures and additional debt.

4. OPERATING EXPENSES AND OTHER ALLOCATED EXPENSES

    All operating expenses are allocated to the Company using procedures deemed appropriate to the nature of the expenses involved. The procedures utilize various allocation bases such as relative investment and number of employees, and direct effort expended. Interest expense is determined at the corporate level based on the consolidated indebtedness of CH Industries and allocated to the Company on the basis of its proportionate share of certain assets of CH Industries. CH Industries management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred if the Company had been a separate entity.

                       CH MEDICAL, INC. AND SUBSIDIARIES

5. RELATED PARTY TRANSACTIONS

    The Company leases certain office space, warehouse facilities and equipment from its stockholder, CH Realty and CH Leasing, Ltd., a limited partnership controlled 99 percent by the stockholder. Rental expense for operating leases to affiliates was $348,708, $455,633, and $401,729 for the years ended August 31, 1997, 1996, and 1995, respectively.

6. COMMITMENTS

    The Company leases certain facilities and automobiles under operating leases expiring at various dates through 2004. Total rent expense under these operating leases was $1,137,356, $1,433,822, and $1,086,922 for the years ended August 31,
1997, 1996, and 1995. As of August 31, 1997, future net minimum lease payments under operating leases that have initial or remaining noncancellable terms in excess of one year are as follows:

                                                                             VEHICLES    FACILITIES      TOTAL
                                                                            ----------  ------------  ------------
1998......................................................................  $  296,661  $    565,410  $    862,071
1999......................................................................     307,553       352,083       659,636
2000......................................................................     108,139       246,245       354,384
2001......................................................................      --           246,245       246,245
2002......................................................................      --           246,245       246,245
Thereafter................................................................      --           389,887       389,887
                                                                            ----------  ------------  ------------
Total minimum lease payments..............................................  $  712,353  $  2,046,115  $  2,758,468
                                                                            ----------  ------------  ------------
                                                                            ----------  ------------  ------------

    Minimum payments to affiliates total $246,245 per annum through 2002 and $389,887 thereafter.

7. INCOME TAXES

    Federal, state and local income taxes are allocated based upon an effective tax rate of 38 percent for 1997, 1996, and 1995. The allocation approximates the results that would occur if the businesses were a separate taxpayer. The components of income tax expense are as follows:

                                                                                    YEAR ENDED AUGUST 31,
                                                                            --------------------------------------
                                                                               1997         1996          1995
                                                                            ----------  ------------  ------------
Current expense...........................................................  $  542,384  $  1,276,147  $  1,117,008
Deferred..................................................................      73,946       106,123       219,178
                                                                            ----------  ------------  ------------
Total income taxes........................................................  $  616,330  $  1,382,270  $  1,336,186
                                                                            ----------  ------------  ------------
                                                                            ----------  ------------  ------------

    Deferred taxes result from temporary differences arising from differing methods of depreciation for tax and financial reporting purposes and from allowance for doubtful accounts not deductible for tax purposes.

    During the fiscal year ending August 31, 1995 the CH Industries applied with the Internal Revenue Service to change their method of accounting for tax purposes. The change is currently being reviewed by the Internal Revenue Service. As a result of the change, for tax purposes, an estimated amount of $300,000 will be subject to a four year payout.

                       CH MEDICAL, INC. AND SUBSIDIARIES

7. INCOME TAXES (CONTINUED)
    Income tax expense differs from the amounts computed by applying the federal statutory rate of 34 percent primarily due to state income taxes.

8. SUPPLEMENTAL CASH FLOW INFORMATION

    Interest and income taxes paid during the year and allocated to the Company based on average outstanding debt and net income before taxes, respectively, were as follows:

                                                                                   YEAR ENDED AUGUST 31,
                                                                          ----------------------------------------
                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Interest................................................................  $    226,900  $     84,100  $     35,600
                                                                          ------------  ------------  ------------
Income taxes............................................................  $  1,500,000  $  1,921,000  $  1,040,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                       CH MEDICAL, INC. AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED STATEMENT OF NET ASSETS

                                                                                             NOVEMBER 30,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
ASSETS
Current
  Cash and cash equivalents........................................................  $     225,078  $     824,623
  Accounts receivable--trade, net of allowance for doubtful accounts of $952,836
    and $1,373,267, in 1997 and 1996, respectively (Note 3)........................      7,745,911      6,592,411
  Accounts receivable--other.......................................................        709,054        529,721
  Inventories (Note 1 and 3).......................................................      4,798,382      2,587,807
                                                                                     -------------  -------------
Total current assets...............................................................     13,478,425     10,534,562
                                                                                     -------------  -------------
Net property and equipment (Notes 2, 3 and 5)......................................      4,767,629      5,314,309
                                                                                     -------------  -------------
Other assets.......................................................................      1,157,171        145,980
                                                                                     -------------  -------------
                                                                                     $  19,403,225  $  15,994,851
                                                                                     -------------  -------------
                                                                                     -------------  -------------
LIABILITIES
Current
  Accounts payable.................................................................  $   1,178,227  $     514,173
  Accrued expenses.................................................................        468,263        194,844
  Dealer deposits..................................................................         25,470         24,470
  Revolving line of credit (Note 3)................................................      5,348,266      3,698,259
  Other liabilities................................................................         84,000          1,618
                                                                                     -------------  -------------
Total current liabilities..........................................................      7,104,226      4,433,364
                                                                                     -------------  -------------
Notes payable--other...............................................................        109,000
Note payable officer...............................................................         62,609        399,337
Federal income taxes payable (Note 7)..............................................                       393,287
Deferred income taxes (Note 7).....................................................        338,442        264,196
                                                                                     -------------  -------------
Total liabilities..................................................................      7,614,277      5,490,184
                                                                                     -------------  -------------
Commitments and contingencies (Note 6).............................................
                                                                                     -------------  -------------
Net assets.........................................................................  $  11,788,948  $  10,504,667
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                       CH MEDICAL, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED STATEMENT OF INCOME

                                                                                      FOR THE THREE MONTHS ENDED
                                                                                             NOVEMBER 30,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
NET RENTAL AND SALES...............................................................  $   6,540,912  $   6,549,091
RENTAL EXPENSES AND COST OF GOODS SOLD.............................................      2,807,188      2,909,497
                                                                                     -------------  -------------
GROSS PROFIT.......................................................................      3,733,724      3,639,594
                                                                                     -------------  -------------
OPERATING EXPENSES (NOTE 4)
  Selling expenses.................................................................        774,278      1,030,867
  Depreciation.....................................................................        428,936        422,851
  General and administrative expenses..............................................      1,588,962      1,562,482
                                                                                     -------------  -------------
TOTAL OPERATING EXPENSES...........................................................      2,792,176      3,016,200
                                                                                     -------------  -------------
OPERATING INCOME...................................................................        941,548        623,394
                                                                                     -------------  -------------
OTHER INCOME (EXPENSE)
  Interest expenses................................................................        (52,979)       (30,040)
  Interest income..................................................................         19,617          1,963
                                                                                     -------------  -------------
TOTAL OTHER INCOME (EXPENSE).......................................................        (33,362)       (28,077)
                                                                                     -------------  -------------
INCOME BEFORE INCOME TAXES.........................................................        908,186        595,317
                                                                                     -------------  -------------
INCOME TAXES (NOTE 7)..............................................................        318,130        224,639
                                                                                     -------------  -------------
NET INCOME.........................................................................  $     590,056  $     370,678
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                       CH MEDICAL, INC. AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                         FOR THREE MONTHS ENDED
                                                                                              NOVEMBER 30,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
OPERATING ACTIVITIES:
  Net Income........................................................................  $     590,056  $     370,678
  Adjustments to reconcile net income to cash provided by operating activities:
      Depreciation..................................................................        428,936        422,851
      Allowance for Bad Debts.......................................................        220,000
      Changes in operating assets and liabilities:
        Accounts receivable--trade..................................................       (816,391)    (1,120,647)
        Accounts receivable-other...................................................       (709,054)      (437,845)
        Accounts receivable-long term...............................................        368,949
        Inventories.................................................................       (572,090)       134,700
        Other assets................................................................       (604,014)       (34,497)
        Accounts payable............................................................        194,803        418,894
        Accrued expenses............................................................       (334,080)      (251,981)
        Federal income taxes payable................................................                      (106,564)
        Other liabilities...........................................................         84,000         (1,000)
        Notes payable--other........................................................        109,000         (1,000)
                                                                                      -------------  -------------
Cash provided by (used in) operating activities.....................................     (1,039,885)      (606,411)
                                                                                      -------------  -------------
CASH USED IN INVESTING ACTIVITIES:
  Capital expenditures..............................................................                      (624,713)
                                                                                      -------------  -------------
FINANCING ACTIVITIES:
  Net borrowing under notes payable--officer........................................       (222,706)
  Principal payments on obligations under capital lease.............................                        (6,118)
  Net borrowings (repayments) under revolving line of credit........................      1,180,589      1,763,422
                                                                                      -------------  -------------
Cash provided by (used in) financing activities.....................................        957,883      1,757,304
                                                                                      -------------  -------------
Net increase (decrease) in cash and cash equivalents................................        (82,002)       526,180
Cash and cash equivalents at beginning of year......................................        307,080        297,473
                                                                                      -------------  -------------
Cash and cash equivalent at end of period...........................................  $     225,078  $     823,653
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                       CH MEDICAL, INC. AND SUBSIDIARIES
                         SUMMARY OF ACCOUNTING POLICIES

    Description of The statements of net assets and statements of income and Business and Basis cash flow relate to the operations of CH Medical, Inc. and Presentation Subsidiaries (the "Company"). The Company is engaged in the manufacture, sale and rental of special care hospital beds and associated acute care air support therapy systems.

    During the period covered by the financial statements, the businesses were conducted as an integral part of CH Industries overall operations, and separate financial statements were not prepared for the businesses. These financial statements have been prepared from CH Industries' historical accounting records. The financial statements also include various allocated costs and expenses as described herein, which are not necessarily indicative of the costs and expense which would have resulted if the businesses had been operated as a separate company. Therefore, the statement of operations may not be indicative of the results of operation that would have resulted if the Company were operated on a stand alone basis. All of the allocation and estimates reflected in the financial statements are based on assumptions that management believes reasonable under the circumstances.

    Principles of The accompanying consolidated financial statements include Consolidation the accounts of CH Medical, Inc. and the following wholly-owned subsidiaries:

    Cardio Systems International, Inc.
    Cardio Systems Manufacturing , Inc.
    Cardio Systems -- Austin, Ltd
    Cardio Systems -- Dallas, Ltd.
    Cardio Systems -- Atlanta, Inc.
    Cardio Systems -- Chattanooga, Inc.
    Cardio Systems -- Chicago, Inc.
    Cardio Systems -- Fort Myers, Inc.
    Cardio Systems -- Kansas City, Inc.
    Cardio Systems -- Memphis, Inc.
    Cardio Systems -- Miami, Inc.
    Cardio Systems -- Oklahoma City, Inc.
    Cardio Systems -- Sacramento, Inc.
    Cardio Systems -- Tampa, Inc.
    Cardio Systems North America Dealer Corporation, Inc.
    Cardio Systems Operations, Inc.
    Cardio Systems Partners, Inc.
    Cardio Systems Sales, Inc.
    Cardio Systems of Texas -- Austin, Inc
    Cardio Systems of Texas -- Dallas, Inc.
    SCD Industries, Inc.
    Special Care Delivery, Inc.

    All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

    Services and rental revenue are recognized as services are rendered. Sales and other revenue are recognized when products are shipped.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of ninety days or less to be cash equivalents.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value). Costs include material, labor and manufacturing overhead costs. Inventory expected to be converted into equipment for short-term rental has been reclassified to property, plant and equipment.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Betterment's which extend the useful life of the equipment are capitalized.

DEPRECIATION

    Depreciation on property, plant and equipment is calculated on the straight-line method over the estimated useful lives (thirty to forty years for the buildings and between three and ten years for most of the Company's other property and equipment) of the assets.

INCOME TAXES

    The Company recognizes certain transactions in different time periods for the financial reporting and income tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The provision for deferred income taxes represents the change in deferred income tax accounts during the period.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       CH MEDICAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. INVENTORIES

    Inventories are summarized as follows:

                                                                                               NOVEMBER 30,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Raw materials.........................................................................  $  3,347,071  $    139,589
Work-in-process.......................................................................       570,300     2,117,933
Finished goods........................................................................       881,011       330,285
                                                                                        ------------  ------------
Total.................................................................................  $  4,798,382  $  2,587,807

2. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                                              NOVEMBER 30,
                                                                                       ---------------------------
                                                                                           1997           1996
                                                                                       -------------  ------------
Rental medical equipment.............................................................  $   9,477,597  $  8,780,871
Machinery and equipment..............................................................        292,114       562,719
Office equipment.....................................................................        964,706       351,730
Building and improvements............................................................        216,933       174,790
Vehicles.............................................................................         93,737        99,383
Land.................................................................................          8,537         8,537
                                                                                       -------------  ------------
Total................................................................................     11,053,624     9,978,030
Accumulated depreciation.............................................................      6,285,995     4,663,721
Net property and equipment...........................................................  $   4,767,629  $  5,314,309

3. LINE OF CREDIT

    CH Industries has a $7,000,000 revolving line of credit with a bank which expires, April 3, 1998. The interest rate is at the 30-day LIBOR rate plus 2.25 percent. The Company has been allocated a portion of the line of credit based on the ratio of debt to current assets. At November 30, 1997, the Company's interest rate was 7.85 percent. The outstanding borrowings are secured by CH Industries' accounts receivable, inventories (including those of the Company) and the guarantee of the parent's stockholder. Certain financial covenants exist related to CH Industries total debt ratio, tangible net worth, working capital, capital expenditures and additional debt.

4. OPERATING EXPENSES AND OTHER ALLOCATION EXPENSES

    All operating expenses are allocated to the business using procedures deemed appropriate to the nature of the expense involved. The procedures utilized various allocation bases such as relative investments and number of employees, and direct effort expended. Interest expense is determined at the corporate level based on the consolidated indebtedness of CH Industries and allocated to the business on the basis of their proportionate share of current assets of CH Industries. CH Industries management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred if the businesses had been a separate company.

                       CH MEDICAL, INC. AND SUBSIDIARIES

5. RELATED PARTY TRANSACTIONS

    The Company leases certain office space, warehouse facilities and equipment from its stockholder, CH Realty and CH Leasing, Ltd., limited partnerships controlled 99 percent by the stockholder. Rental expenses for operating leases to affiliates was $113,908 for the three months ended November 30, 1997.

6. COMMITMENTS

    The Company leases certain facilities and automobiles under operating leases expiring at various dates through 2004. Total rent expense under these operating leases was $1,137,356, $1,433,822 and $1,086,922 for the years ended August 31, 1997, 1996 and 1995. August 31, 1997 future net minimum lease payments under operating leases that have initial or remaining noncancellable terms in excess of one year are as followings:

                                                                             VEHICLES    FACILITIES      TOTAL
                                                                            ----------  ------------  ------------
1998......................................................................  $  296,661  $    565,410  $    862,071
1999......................................................................     307,553       352,083       659,636
2000......................................................................     108,139       246,245       354,384
2001......................................................................                   246,245       246,245
2002......................................................................                   246,245       246,245
Thereafter................................................................                   389,887       389,887
                                                                            ----------  ------------  ------------
Total minimum lease payments..............................................  $  712,353  $  2,046,115  $  2,758,468

    Minimum payments to affiliate total $246,245 per annum through 2001 and $389,887 thereafter.

7. INCOME TAXES

    Federal, state and local income taxes are allocated based upon an effective tax rate 38 percent for the period. The allocation approximates the results that would occur if the business were a separate taxpayer.

    Deferred taxes result from temporary differences arising from differing methods of depreciation for tax and financial reporting purposes and from allowance for doubtful accounts not deductible for tax purposes.

    Income tax expense differs from the amount computed by applying the federal statutory rate of 34 percent primarily due to varying state income taxes.

8. SUPPLEMENTAL

    Interest and income taxes paid during the three months ended November 30, 1997 and allocated to the Company based on average outstanding debt and net income before taxes was $445,909.